Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     John W. Alexander, Chairman, President and Chief Executive Officer of Northfield Bancorp, Inc., a Delaware corporation (the “Company”), and Steven M. Klein, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the Annual Report on Form 10-K for the year ended December 31, 2010, (the “Report”) and that to best of his knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John W. Alexander
John W. Alexander
Chairman, President and Chief Executive Officer

Dated: March 30, 2011

/s/ Steven M. Klein
Steven M. Klein
Executive Vice President and Chief Financial Officer

Dated: March 30, 2011
A signed original of this written statement required by Section 906 has been provided to Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.